UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2007

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 East Randolph Street, Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Incentive Awards for 2007 Performance.

On March 15, 2007, the Organization and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Aon Corporation (“Aon” or the “Company”) established pre-tax net income from continuing operations as the corporate performance measure for 2007 under the Aon Senior Officer Incentive Compensation Plan, as amended and restated effective January 1, 2006 (the “Plan”), and as approved by stockholders in 2006.  The Committee designated each of its Section 16 officers as eligible to participate in such plan for 2007.  Under the Plan, no payout will occur unless a minimum threshold of 85% of the planned pre-tax net income has been met.

Long-Term Incentives.

On March 15, 2007, the Committee approved performance-based long-term incentive awards to certain of the executive officers who will be named in the Summary Compensation Table of Aon’s 2007 Proxy Statement (the “Named Executive Officers”), as well as to one executive officer named in the Summary Compensation Table of Aon’s 2006 Proxy Statement.  On March 16, 2007, upon the recommendation of the Committee, the Board’s independent directors approved performance-based long-term incentive awards to Mr. Ryan and Mr. Case.  The awards for all Named Executive Officers and other eligible recipients were granted pursuant to the Leadership Performance Program, which the Committee approved and adopted on January 18, 2007, as a sub-plan of the Stock Plan.  The Leadership Performance Program is part of Aon’s broad-based stock award strategy that is intended to drive the overall success of Aon while encouraging employee retention.  75% of each Leadership Performance Program award represents performance share units that will be earned and settled in Aon common stock based upon Aon’s performance relative to a cumulative earnings per share target over the period beginning January 1, 2007 and ending December 31, 2009 (the “Performance Period”).  The total performance score can range from a minimum of 0% to a maximum of 200% of target.  The Committee has the discretion to adjust Aon’s performance results, if necessary, to take into account extraordinary or unusual items occurring during the Performance Period.  The performance share units were valued as of the date of grant based upon the fair market value of Aon common stock as of such date.  Upon completion of the Performance Period, an award will be determined and settled in Aon common stock.

The remaining 25% of each Leadership Performance Program award is an option to purchase shares of Aon common stock that shall vest pro-rata over the Performance Period.  The options for each Named Executive Officer other than Mr. Ryan and Mr. Case were granted effective March 15, 2007, and the options for Mr. Ryan and Mr. Case were granted effective March 16, 2007.  The number of stock options was determined by dividing the dollar value of the award apportioned to stock options (i.e., 25% of the total award value) by the fair market value of a share of Aon common stock on the grant date and multiplying the resulting number by three.

The Named Executive Officers, and one executive officer named in the Summary Compensation Table of Aon’s 2006 Proxy Statement, were awarded the following number of target performance share units and stock options:

Name	Target Performance Share Units	Stock Options
Gregory C. Case(1)	118,985	118,985

(1)                   As consideration for his participation in the Leadership Performance Program, Mr. Case waived his entitlement for each year of the Performance Period to an annual option grant valued not less than $1,800,000 that would otherwise be payable pursuant to his employment agreement, dated April 4, 2005.

David P. Bolger	30,324	30,324
Patrick G. Ryan	71,391	71,391
Michael D. O’Halleran	30,324	30,324
Dennis L. Mahoney	30,324	30,324

Additional information regarding the compensation of Aon’s executive officers will be provided in Aon’s Proxy Statement for the 2007 Annual Meeting of Stockholders, which will be filed in April 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ Richard E. Barry
Richard E. Barry
Vice President

Date: March 21, 2007